Exhibit 10.16

Execution Copy

SUBORDINATED NOTE

$7,500,000	May 12, 2011

Section 1. Indebtedness

FOR VALUE RECEIVED, and subject to the other terms and provisions of this Subordinated Note (including, without limitation, Section 2 hereof), the undersigned, Cash Money Acquisition Inc., an Ontario corporation (the “Purchaser”), promises to pay to The J.P. Genova Family Trust (the “Seller”):

(a) the principal amount of SEVEN MILLION, FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), payable on the eighth (8th) anniversary of the date first written above (the “Maturity Date”); provided, that, upon the occurrence of a Disposition Event (as defined below) prior to the Maturity Date, the entire principal amount remaining outstanding hereunder as of the date of such Disposition Event, together with all accrued and unpaid interest outstanding hereunder as of such date, shall be payable in full on such date, and

(b) interest on the unpaid principal balance hereof at a rate equal to ten percent (10%) per annum, calculated on the basis of a year of 365 days and paid for the actual days elapsed (the “Applicable Rate”), until the date that the principal amount hereunder shall have been paid in full, as follows: (i) until the second (2nd) anniversary of the date first written above, such interest shall be capitalized on the unpaid principal balance hereunder, such capitalization to occur on the last day of each calendar quarter ending prior to the second (2nd) anniversary of the date first written above (provided that, for the avoidance of doubt, such additional unpaid principal balance shall represent evidence of the obligation to pay, and not absolute satisfaction of, such capitalized interest) and (ii) thereafter, such interest amount shall be paid in cash to the Seller at the end of each calendar quarter, with the first cash payment due on June 30, 2013 and with the final cash payment due on the Maturity Date.

All payments hereunder shall be made to the account of the holder at such place as the Seller shall have designated to the Purchaser in writing.

“Disposition Event” means: (a) the sale of substantially all of the assets of the Purchaser or Speedy Cash Holdings Corp., a Delaware corporation and the parent corporation of the Purchaser (“Parent”), or the sale of a majority of the outstanding capital stock of Purchaser or Parent to one or more persons who is not a stockholder of Parent or an affiliate of Parent or any stockholder of Parent, or (b) a merger, consolidation or recapitalization of Purchaser or Parent in which a majority of the outstanding capital stock of Purchaser or Parent is transferred or sold to one or more persons who is not a stockholder of Parent or an affiliate of Parent or any stockholder of Parent prior to such merger, consolidation or recapitalization.

Section 2. Set-Off

This the “Note” required to be delivered by the Purchaser to the Seller, pursuant to the Agreement for the Purchase of All the Shares of Cash Money Group Inc., dated as of April 8, 2011 (the “Share Purchase Agreement”), by and among Parent, 2275958 Ontario Inc., an Ontario corporation (the “Company”), the Seller, and the J.P. Genova Family Trust. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Share Purchase Agreement.

Amounts payable hereunder shall, at all times, be subject to set-off in the manner set forth in Section 6.12 of the Share Purchase Agreement.

Section 3. Subordination

The liabilities and obligations evidenced by this Note will be subordinated to any senior indebtedness that may be undertaken by the Parent or the Purchaser (or any of their subsidiaries) from time to time and subject to any restrictions set forth in any senior credit agreements or subordination agreements entered into by the Parent or the Purchaser (or any of their subsidiaries). In connection therewith, upon the Purchaser’s request, the Seller shall be required to enter into subordination arrangements on terms satisfactory to the Parent’s or the Purchaser’s (or its subsidiaries’) lenders.

Section 4. Default

Provided that acceleration is not then prohibited by the terms of any subordination or other credit agreement with the Parent’s or the Purchaser’s lenders, if an Event of Default exists under the provisions of this Note, the Seller may accelerate the entire balance outstanding under this Note, by written notice to the Purchaser, and the entire balance outstanding under this Note together with any accrued but unpaid interest or other charges shall become immediately due and payable twenty (20) days after receipt by the Purchaser of said notice. After such twenty (20) day period, the Seller shall be entitled to exercise any remedies that they may have at law, or in equity, in order to collect their debt hereunder including, without limitation, the commencement of legal proceedings against the Purchaser.

An “Event of Default” means the occurrence of any of the following:

(a) the failure of the Purchaser to make any payment of principal, interest or other charges pursuant to the terms of this Note (other than as a result of any set-off against this Note of amounts due to the Purchaser or Purchaser Indemnified Parties by the Seller pursuant to the Share Purchase Agreement or otherwise or as a result of such payment being prohibited or restricted by the Parent’s or the Purchaser’s lenders) within ten (10) days after Purchaser’s receipt of notice from the Seller that same was due;

(b) the filing by the Purchaser of a voluntary application for bankruptcy or application seeking the appointment of a receiver for it or its assets; or

(c) the filing of an involuntary application for bankruptcy against the Purchaser which remains unstayed or undischarged in excess of ninety (90) days.

Section 5. Miscellaneous

(a) Waiver. The Purchaser hereby waives, to the extent not prohibited by provisions of applicable law, presentment, demand, protest and notice thereof or dishonor, and waives any right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. No course of dealing between the Purchaser on the one hand, and the legal holder hereof on the other hand, shall operate as a waiver of any of its rights under this Note. No delay or omission in exercising any right under this Note shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a waiver of or bar to any right or remedy on any other occasion.

(b) Notices. All notices hereunder shall be given in the manner provided in the Share Purchase Agreement. Any such notice, direction, certificate, consent, determination or other communication required or permitted to be given or made under this Note shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by fax or other similar means of electronic communication.

(c) Severability. In the event that any one or more of the provisions contained in this Note shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Note shall not in any way be impaired.

(d) Prepayment. All or any portion of this Note, together with all accrued and unpaid interest thereon, may be prepaid at any time without premium or penalty, subject to any restrictions required by the Parent’s or the Purchaser’s lenders.

(e) Assignment. The Seller may not assign, transfer, pledge or otherwise dispose of this Note, or its rights to payment hereunder, without the prior written consent of the Purchaser. Any purported transfer in violation hereof shall be null and void.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in such Province and this Agreement shall be treated, in all respects, as an Ontario contract.

(g) Attornment. Each party agrees (i) that any action or proceeding relating to this Note may (but need not) be brought in any court of competent jurisdiction in the Province of Ontario, and for that purpose now irrevocably and unconditionally attorns and submits to the jurisdiction of such Ontario court; (ii) that it irrevocably waives any right to, and will not, oppose any such Ontario action or proceeding on any jurisdictional basis, including forum non conveniens; and (iii) not to oppose the enforcement against it in any other jurisdiction of any Order duly obtained from an Ontario court as contemplated by this Section 6(g).

[Remainder Of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date and year first above written.

CASH MONEY ACQUISITION INC.

By:	/s/ Chad Faulkner
Name: Chad Faulkner Title: President

ACCEPTED AND AGREED:

THE J.P. GENOVA FAMILY TRUST,

by its trustees

By:
Name: Elenora Genova
Title: Trustee

By:
Name: Joseph Genova
Title: Trustee

By:
Name: Anthony Coombs
Title: Trustee

[SIGNATURE PAGE TO SUBORDINATED NOTE]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date and year first above written.

CASH MONEY ACQUISITION INC.

By:
Name: Chad Faulkner Title: President

ACCEPTED AND AGREED:

THE J.P. GENOVA FAMILY TRUST,

by its trustees

By:	/s/ Elenora Genova
Name: Elenora Genova
Title: Trustee

By:	/s/ Joseph Genova
Name: Joseph Genova
Title: Trustee

By:	/s/ Anthony Coombs
Name: Anthony Coombs
Title: Trustee

[SIGNATURE PAGE TO SUBORDINATED NOTE]